Exhibit 4.4




                               EXHIBIT "D"

                                GUARANTY


TO: BANK ONE, ARIZONA, NA, a national banking association, as Agent (in such capacity, the "Agent") for the banks (the "Banks") parties to the Credit Agreement dated as of April 10, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES, INC., a Delaware corporation, RICHMOND HOMES, INC. I, a Delaware corporation, and RICHMOND HOMES, INC. II, a Delaware corporation, (severally, a "Borrower" and collectively, "Borrowers"), Banks, and Agent, and to the Banks. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

                  FOR VALUABLE CONSIDERATION, the undersigned (hereinafter called "Guarantor"), whose address is set forth after Guarantor's signature below, unconditionally guarantees and promises to pay to Agent, for the benefit of Banks and their respective successors, endorsees, transferees and assigns, or order, within one (1) business day after demand, in lawful money of the United States, (i) the Notes, principal and interest and all other sums payable thereunder, or at the election of Agent any one or more installments thereof, in the event that any Borrower fail to punctually pay any one or more installments of the Note (principal and/or interest), or any other sum payable thereunder at the time and in the manner provided therein; and (ii) all other indebtedness of each Borrower to Agent or to any Bank arising under or in connection with the Notes, the Credit Agreement or any Loan Documents (the indebtedness evidenced by the Notes together with all other indebtedness specified above is hereinafter collectively called the "Indebtedness").

         1. The obligations of Guarantor hereunder are separate and independent of the obligations of each Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against any or all Borrowers or any other guarantor or whether any or all Borrowers or any other guarantor is joined in any action or actions. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full of the Indebtedness is actually received by Agent for the benefit of Banks and the period of time has expired during which any payment made by any Borrower or Guarantor to Agent for the benefit of Banks may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of any Borrower's or any other guarantor's liability by express or implied agreement with Agent or any Bank or by operation of law and notwithstanding that the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of Agent or Banks. For purposes of this Guaranty, the Indebtedness shall be deemed to be paid only to the extent that Agent, on behalf of Banks, actually receives immediately available funds and to the extent of any credit bid by Agent, on behalf of Banks, at any foreclosure or trustee's sale of any security for the Indebtedness.

         2. Guarantor agrees that to the extent any Borrower or Guarantor makes any payment to Agent or Banks in connection with the Indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Agent or Banks or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Agent or Banks, the Indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         3. Guarantor is providing this Guaranty at the instance and request of Borrowers to induce Agent and Banks to extend or continue financial accommodations to Borrowers. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrowers that Guarantor deems relevant to the obligations of Guarantor hereunder and hereby waives and fully discharges Agent and each Bank from any and all obligations to communicate to Guarantor any information whatsoever regarding Borrowers or Borrowers' financial condition or business affairs. Guarantor acknowledges that Guarantor owns, directly or indirectly, all of the issued and outstanding shares of stock of each Borrower, that Guarantor and each Borrower are engaged in related businesses, and that Guarantor will derive substantial direct and indirect benefit from the extension of credit by Banks evidenced by the Indebtedness.

         4. Guarantor authorizes Agent and Banks, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to:
(a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more Borrowers, endorsers, or other guarantors; (c) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as Agent in its discretion may determine; and
(e) apply any and all payments from Borrowers, Guarantor or any other guarantor, or recoveries from such security, in such order or manner as Agent in its discretion may determine.

         5. Guarantor waives and agrees not to assert: (a) any right to require Agent or Banks to proceed against any Borrower or any other guarantor, to proceed against or exhaust any security for the Indebtedness, to pursue any other remedy available to Agent and Banks, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guaranty; (d) notice of the existence, creation or incurring of new or additional indebtedness of any Borrower to Agent or any Bank; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq.; (f) any defense arising by reason of any disability or other defense of any or all Borrowers or by reason of the cessation from any cause whatsoever (other than payment in full of all amounts demanded to be paid by Guarantor under this Guaranty) of the liability of any or all Borrowers for the Indebtedness; and (g) the benefits of any statutory provision limiting the right of Agent or any Bank to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Indebtedness, after any foreclosure or trustee's sale of any security for the Indebtedness, including without limitation the benefits, if any, to Guarantor of A.R.S. Section 33-814. Guarantor hereby expressly consents to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantor's obligations hereunder. Until payment in full of the Indebtedness, Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which Agent and Banks now have, or may hereafter have, against any Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Agent on behalf of Banks.

         6. If from time to time any Borrower shall have liabilities or obligations to Guarantor, whether absolute or contingent, joint, several, or joint and several, such liabilities and obligations (the "Subordinated Indebtedness") and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate to payment and performance in full of the Obligations and the right of Agent or any Bank to realize upon any or all Collateral. Guarantor agrees that such liabilities and obligations of any Borrower to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of such Borrower. Guarantor and, by their acceptance of this Guaranty, Agent and each Bank agree that (i) so long as no Event of Default has occurred and is continuing, and so long as such payments are not prohibited under Section 2.2 of the Credit Agreement, payments of principal and interest on the Subordinated Indebtedness may be made by Borrowers and accepted by Guarantor as such payments become due; and (ii) after the occurrence and during the continuation of an Event of Default, or if such payments are prohibited under Section 2.2 of the Credit Agreement, Borrowers shall not make and Guarantor shall not accept any payments with respect to the Subordinated Indebtedness. If, notwithstanding the foregoing, subsequent to an Event of Default,

Guarantor receives any payment from any Borrower, such payment shall be held in trust by Guarantor for the benefit of Agent and Banks, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Agent for the benefit of Banks and applied to payment of the Obligations whether or not then due.

                   (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Borrower, or the proceeds thereof, to creditors of such Borrower, by reason of the liquidation, dissolution, or other winding up of such Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against any Borrower, or assignment for the benefit of creditors, or of any proceedings by or against any Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against any Borrower for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made or shall be payable with respect to any Subordinated Indebtedness shall be paid over to Agent on behalf of Banks for application to the payment of the Obligations, whether due or not due, and no payments shall be made upon or in respect of the Subordinated Indebtedness unless and until the Obligations shall have been paid and satisfied in full. In any such event, all claims of Agent and Banks and all claims of Guarantor shall, at the option of Agent and Banks, forthwith become due and payable without demand or notice.

                   (b) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Borrower, or the proceeds thereof, to creditors of such Borrower, by reason of the liquidation, dissolution, or other winding up of such Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against any Borrower, or assignment for the benefit of creditors, or of any proceedings by or against any Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against any Borrower for the purpose of receiving payment thereof, or on account thereof, Guarantor irrevocably authorizes and empowers Agent, or any person Agent may designate, to act as attorney for Guarantor with full power and authority in the name of Guarantor, or otherwise, to make and present such claims or proofs of claims against such Borrower on account of the Subordinated

         Indebtedness as Agent, or its appointee, may deem expedient and proper and, if necessary, to vote such claims in any proceedings and to receive and collect for the benefit of Banks any and all dividends or other payments and disbursements made thereon in whatever form they may be paid or issued, and to give acquittance therefor and to apply same to the Obligations, and Guarantor hereby agrees, from time to time and upon request, to make, execute and deliver to Agent such powers of attorney, assignments, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments as may be requested by Agent in order to enable Agent and Banks to enforce any and all claims upon, or with respect to, the Subordinated
         Indebtedness, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

                   (c) Except as otherwise permitted herein, should any payment or distribution or security or proceeds thereof be received by Guarantor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of the Obligations, Guarantor will forthwith deliver the same to Agent on behalf of Banks in precisely the form as received except for the endorsement or assignment of Guarantor where necessary for application on the Obligations, whether due or not due, and until so delivered the same shall be held in trust by Guarantor as property of Agent on behalf of Banks. In the event of the failure of Guarantor to make any such endorsement or assignment, Agent, or any of its officers or employees, on behalf of Agent, is hereby irrevocably authorized to make the same.

                   (d) Guarantor agrees to maintain in its records notations satisfactory to Agent of the rights and priorities of Agent and Banks hereunder, and from time to time, upon request, to furnish Agent for the benefit of Banks with sworn financial statements. Banks and Agent may inspect the books of account and any records of Guarantor at any time during business hours. Guarantor agrees that any promissory note now or hereafter evidencing the Subordinated Indebtedness shall be nonnegotiable and shall be marked with a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Guaranty.

         7. It is not necessary for Agent or any Bank to inquire into the powers of any Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         8. Guarantor agrees to deliver to Agent and Banks financial statements and other financial information relating to Guarantor in form and level of detail, and containing certifications, as required pursuant to Section
7.1 of the Credit Agreement. Guarantor further agrees to comply all covenants, representations and warranties in the Credit Agreement relating to Guarantor, including without limitation the financial covenants set forth in Article IX of the Credit Agreement.

         9. Guarantor agrees to pay all attorneys' fees and all other costs and expenses which may be incurred by Agent or any Bank in enforcing this Guaranty or in collecting all or any part of the Indebtedness.

        10. This Guaranty sets forth the entire agreement of Guarantor, Agent and Banks with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by Agent or any Bank to Guarantor. No modification or waiver of any provision of this Guaranty or any right of Agent or any Bank hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of Agent and each Bank. There are no conditions, oral or otherwise, on the effectiveness of this Guaranty.

        11. This Guaranty shall inure to the benefit of Agent and each Bank and their respective successors and assigns and shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns. Agent and each Bank may assign this Guaranty in whole or in part without notice.

        12. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ARIZONA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        13. Subject to the provisions of this Section 14, Guarantor agrees, and Banks and Agent by accepting this Guaranty agree, that they shall submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Guaranty and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Phoenix, Arizona, shall be governed by Arizona law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as modified in this Paragraph
14. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

                   (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral encumbered by a Deed of Trust or other Loan Document, or otherwise permitted under applicable law; (2) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in the Credit Agreement or any other Loan Document; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (4) to defend or obtain injunctive or other equitable relief against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

                   (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and
         (3) a person with at least ten (10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

                   (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand and No/100ths Dollars ($50,000.00), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

                   (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

                   (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Arizona Rules of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

                   (f) The Arizona Rules of Evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder, provided, however, no error by the arbitrators in application of the Rules of Evidence shall be grounds, as such, for vacating the arbitrators' award.

                   (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

                   (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

        14. GUARANTOR, AND BANKS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ARIZONA STATE COURT SITTING IN PHOENIX, ARIZONA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND GUARANTOR, AND BANKS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH 15 SHALL LIMIT THE RIGHT OF AGENT OR ANY BANK OR ISSUING BANK TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF
SECTION 14, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY GUARANTOR AGAINST AGENT OR ANY BANK OR ISSUING BANK OR ANY AFFILIATE OF AGENT OR ANY BANK OR ISSUING BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN PHOENIX, ARIZONA.

        15. SUBJECT TO THE PROVISIONS OF SECTION 14, GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE GUARANTY, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        16. Guarantor acknowledges that the rights and responsibilities of Agent under this Guaranty with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Agent and Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Guarantor, Agent shall be conclusively presumed to be acting as agent for Banks with full and valid authority so to act or refrain from acting, and Guarantor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

         IN WITNESS WHEREOF these presents are executed as of the 10th day of April, 1996.

                                       GUARANTOR:

ATTEST:                                M.D.C. HOLDINGS, INC., a Delaware
                                       corporation


- ----------------------------
                                       By:
                                          ------------------------------
                                       Name:    John J. Heaney
                                       Title:   Vice President

                                       Address: 3600 South Yosemite, Suite 900
                                                Denver, Colorado  80237